UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2012

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 17, 2012, Inland Real Estate Corporation (NYSE: IRC) announced that it had paid a cash dividend of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Preferred Stock”), to Preferred Stockholders of record at the close of business on December 3, 2012.

On December 17, 2012, Inland Real Estate Corporation (NYSE: IRC) announced that it had paid a cash distribution of $0.0475 per share on the outstanding shares of its common stock to common stockholders of record at the close of business on November 30, 2012. In addition, on December 17, 2012, the Company declared a cash distribution of $0.0475 per share on the outstanding shares of its common stock, payable on January 17, 2013 to common stockholders of record at the close of business on December 31, 2012.  Copies of the press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated in their entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:

	Exhibit No.	Description

	99.1	Press release of Inland Real Estate Corporation, dated December 17, 2012

	99.2	Press release of Inland Real Estate Corporation, dated December 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: December 18, 2012	By:	/s/Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation, dated December 17, 2012
99.2	Press release of Inland Real Estate Corporation, dated December 17, 2012